UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2010

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2010, the Board of Directors (the "Board") of Conexant Systems, Inc. ("Conexant," or the "Company") took the following actions:

(1) The compensation program for non-employee members of the Board of Directors was modified to include $15,000 in annual cash compensation to the Lead Independent Director, who is appointed annually by the Independent Directors. And,

(2) In order to comply with the Company’s Certificate of Incorporation Article SEVENTH, that the three classes of board directors should be "as nearly equal in size as possible," the Board accepted the resignation of M. E. Massengill from Class III (with term expiring in 2011) and elected him to Class I (with term expiring 2012). As a result, Class I and Class III now each consist of two directors and Class II (with term expiring in 2012) consists of three directors. Mr. Massengill was originally elected by the stockholders to Class III in 2009. Moving him to Class I, whose other member was also elected in 2009, places him in the normal 3-year election cycle.

Also, on August 10, 2010, the Compensation and Management Development Committee of the Board granted to each of Christian Scherp and Sailesh Chittipeddi, the Company’s Co-Presidents, 100,000 Restricted Stock Units ("RSUs") and to Jean Hu, the Company’s Chief Financial Officer, Treasurer, and Senior Vice President of Business Development, 75,000 RSUs. Each of these grants of RSUs is subject to a two (2) year cliff vesting schedule, which serves as both a retention and an incentive award that is aligned with the growth of stockholder value.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

August 11, 2010	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary